                                                                EXHIBIT 10.5

             SEPARATION AGREEMENT AND MUTUAL RELEASE

          This SEPARATION AGREEMENT AND MUTUAL RELEASE("Agreement and Release") is made this 10th day of March, 1997 by and between COASTAL PHYSICIAN SERVICES, INC., a North Carolina corporation ("CPS"), PERFORMANCE PARTNERS, INC., a Texas corporation ("PPI"), and JOHN G. BALL, an individual ("Ball").

                            RECITALS

          WHEREAS, CPS, PPI, and Ball are parties to that certain agreement dated May 20, 1996 ("Original Agreement");

          WHEREAS, CPS, PPI, and Ball entered into an oral agreement to amend the Original Agreement, which amended agreement is memorialized in that certain unexecuted Independent
Contractor Agreement dated December 2, 1996 ("Superseding
Agreement"); and

          WHEREAS, CPS, PPI, and Ball desire to terminate the Superseding Agreement on the terms and conditions stated in this Agreement and Release

          Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and the mutual covenants contained herein, the parties agree as follows:

1. CONFIDENTIALITY. The parties agree that the terms and conditions of this Agreement and Release are to remain confidential and shall not be disclosed or revealed to, or discussed with, any person or entity not a party to this Agreement and Release with the exceptions that (a) the parties shall be entitled to disclose and discuss the terms of this Agreement and Release with their respective attorneys or to enforce this Agreement and Release (b) any party may disclose the terms of this Agreement and Release if required to do so by a court order, a subpoena, or the securities or tax laws of the United States or any state, and (c) the parties shall jointly agree on the content of an internal information release announcing the termination of the services of Ball and PPI.

2.   TERMINATION OF ORIGINAL AGREEMENT AND SUPERSEDING AGREEMENT

     2.1. The parties agree that the Original Agreement was terminated and superseded by the Superseding Agreement and that the Superseding Agreement shall be deemd to have been executed and now shall be voluntarily terminated, effective March 31, 1997 (the "Termination Effective Date"), except that Sections 8, 9, 10, and 12 shall survive termination of the Superseding Agreement and except that Exhibit A to the Superseding Agreement shall remain in effect pursuant to its terms, as amended by this Agreement and Release. For the purpose of Sections 8, 9, 10, and 12 of the Superseding Agreement, the "Term of this Agreement" shall end on the Termination Effective Date. After the Termination Effective Date Ball and PPI shall no longer perform or provide any further services for CPS or any Releasee, except as provided in Section 5.2.

     2.2. Ball and PPI agree that, other than the amounts and other consideration set forth in paragraph 6 herein, they have received all amounts, including compensation, bonuses, financial incentives, stock appreciation rights, stock options, or any other benefits or consideration, due them under the Original Agreement and Superseding Agreement and that any further obligations arising under those agreements shall be deemed released as of the Termination Effective Date, except as provided herein.

3.   MUTUAL GENERAL RELEASE

     3.1. Except for the obligations set forth in this Agreement and Release, Ball and PPI hereby fully and forever releases and discharges CPS, its subsidiaries and affiliates and their respective present and former shareholders, directors, officers, agents, assignees, attorneys, executors, administrators, predecessors, successors and assigns (collectively referred to as "Releasees"), of and from any and all claims, demands, agreements, contracts, covenants, suits, actions, causes of action, obligations, controversies, debts, costs, expenses, accounts, damages, judgments, losses and liabilities, of whatever kind or nature, in law, equity or otherwise, whether known or unknown, concealed or hidden, which Ball and PPI has had, may have had or now have, to and including April 15, 1997, against any of the Releasees. This release includes, but is not limited to, any claim arising under the Original Agreement or Superseding Agreement or relating to the termination of those agreements; any claims for wrongful termination, public policy violations, defamation, fraud, deceit, emotional distress or other common law or tort matters; any claim of harassment, discrimination or retaliation arising under state or federal law; and any claims for or relating to any other employment benefits, including claims arising under the Employee Retirement Income Security Act.

     3.2. Ball and PPI represent, as a material inducement to CPS to enter into this Agreement and Release, that he shall not file or otherwise initiate any legal action of any kind against CPS with respect to any matter released and discharged under the preceding section.

     3.3. Except for the obligations set forth herein, CPS hereby fully and forever releases and discharges Ball and PPI of and from any and all claims, demands, agreements, contracts, covenants, suits, actions, causes of action, obligations, controversies, debts, costs, expenses, accounts, damages, judgments, losses and liabilities, of whatever kind or nature, in law, equity or otherwise, whether known or unknown, concealed or hidden, which CPS has had, may have had or now has, to and including April 15, 1997. This release includes, but is not limited to, any claim arising under the Original Agreement or Superseding Agreement or relating to the termination of those agreements; any claims for wrongful termination, public policy violations, defamation, fraud, and deceit.

     3.4. CPS represents, as a material inducement to Ball and PPI to enter into this Agreement and Release, that CPS shall not file or otherwise initiate any legal action of any kind against Ball or PPI with respect to any matter released and discharged under the preceding section.

     3.5. CPS agrees to indemnify and hold harmless Ball and PPI for and from any damages, losses, or expenses resulting from the assertion or prosecution of any claims, demands, agreements, contracts, covenants, suits, actions, causes of action, obligations, controversies, debts, costs, expenses, accounts, damages, judgments, losses and liabilities, of whatever kind or nature, in law, equity or otherwise, whether known or unknown, concealed or hidden, which the Releasees or any of them may assert against Ball and/or PPI for services rendered by either of them to CPS, excluding a breach of a term of this Agreement and Release.

4. NO ASSIGNMENT OF CLAIMS. Ball and PPI represent that they have not assigned any claim against a Releasee to any other person, and acknowledge that CPS is relying upon that representation in entering into this Agreement and Release and performing its obligations and agreements hereunder. CPS represents that it has not assigned any claim against Ball or PPI to any other person, and acknowledge that Ball and PPI are relying upon that representation in entering into this Agreement and Release and performing their obligations and agreements hereunder.

5.   SERVICES UNDER SUPERSEDING AGREEMENT

     5.1. In accordance with the Superseding Agreement and the obligations of Ball and PPI to render services to CPS under that agreement, (a) by the Termination Effective Date, Ball and PPI shall complete a further downsizing of CPS consistent with the attrition of CPS's hospital contracts, and Ball and PPI shall report regularly under Section 2 of the Superseding Agreement regarding these services, and (b) Ball and PPI shall provide all assistance requested by CPS or its parent, Coastal Physician Group, Inc. ("CPG"), regarding the efforts of CPG to sell CPS. Ball and PPI shall not be entitled to any additional compensation from CPS or CPG or any Realesee for any of the services rendered under this Section other than the compensation provided for in this Agreement and Release.

     5.2. From the Termination Effective Date through April 15, 1997, PPI and Ball shall assist CPG and CPS upon the request of either of them with respect to the efforts of CPG to sell CPS. PPI and Ball shall not be entitled to any additional fee or other compensation from CPS or CPG or any Releasee for any of the services rendered under this Section other than the compensation provided for in this Agreement and Release. CPS shall pay the reasonable travel, lodging, and meal expenses of PPI and Ball in rendering any services requested under this Section. CPS agrees to hold harmless and indemnify Ball and PPI from and against any claims, expenses, losses, or damages resulting from assertion and/or prosecution of claims by third-parties against Ball or PPI as a result of services rendered by Ball or PPI within the scope of this Section 5.2 between April 1, 1997 and April 15, 1997 to the same extent an officer of CPS and/or CPG would be entitled to or receives indemnification for acts and omissions commited by them during such period.

     5.3. Neither Ball nor PPI shall have any liability for their actions or omissions in rendering the services required by this Agreement, unless such act or omission constitutes gross negligence or willful misconduct.

6.   PAYMENTS AND OTHER CONSIDERATION TO PPI.

     6.1. On the Termination Effective Date:

     6.1.1. CPS shall pay to PPI (by wire transfer) all fees and expenses due to PPI under the Superseding Agreement for services rendered by Ball and PPI through the Termination Effective Date. CPS shall have no obligation to pay any fee for any services rendered by Ball or PPI to CPS, CPG, or any Realesee after the Termination Effective Date;

     6.1.2. CPS shall pay to PPI (by wire transfer) the sum of $50,000, representing the retention bonus agreed to be paid to PPI under the Superseding Agreement; and

     6.1.3. the Stock Appreciation Rights granted to PPI under Exhibit A to the Superseding Agreement shall vest as of December 2, 1996 such that PPI shall have stock appreciation rights in 13,333 shares of CPG with an Initial Price (as defined in that ExhibitA) of $3.75. Notwithstanding any contrary provision of the Exhibit A to the Superseding Agreement, the "SAR Due Date," as that term is used in the Exhibit A, shall mean, with regard to each exercise of SAR rights under that Exhibit A, the date that is six months after CPG's receipt of notice of PPI's exercise of those rights.

     6.2. Ball and PPI acknowledge that the payments set forth in this Section 6 are beyond any amount they would otherwise be entitled to, that Ball and PPI are entering into this Agreement and Release knowingly and voluntarily, and have not been coerced or threatened, and have not been promised anything else in exchange for signing this Agreement and Release, other than the consideration and mutual promises set forth herein.

7.   EFFECTIVE DATE OF AGREEMENT AND RELEASE

     7.1. Ball acknowledges that he has been given up to twenty-one days to consider the Agreement and Release, which time will be sufficient. Ball and PPI acknowledge that they have been advised to consult an attorney, if desired, before signing the Agreement and Release and that this Agreement and Release has been individually negotiated between the parties and is not part of a group exit incentive or other termination program.

     7.2. The parties agree that Ball may, at his election, sign this Agreement and Release at any time prior to the expiration of the twenty-one-day period. This Agreement and Release shall become enforceable at the later of (a) seven days after it has been signed by Ball or (b) the day on which it has been signed by PPI. The Agreement and Release can be revoked at any time by Ball prior to the expiration of the seven-day period following the signing of the Agreement and Release by him.

8.   MISCELLANEOUS

     8.1. This Agreement and Release shall inure to the benefit of, and shall be binding upon, the successors and assigns of the parties hereto and each of them.

     8.2. No representation, warranty or promise not expressly set forth in this Agreement and Release has been made by any party or agents of that party, and this

Agreement and Release has not been entered into on the basis of any such representation, warranty or promise.

     8.3. The descriptive headings and the paragraph numbers are inserted for convenience only and shall not control or affect the meaning or construction of any provisions of this Agreement and Release.

     8.4. Any and all notices, designations, consents, offers, acceptances or any other communications provided for herein shall be given in writing by registered or certified mail, return receipt requested, or by recognized overnight service, which shall be addressed in to the following addresses, or such other address as the parties may designate by notice given in accordance with this Section:

          If to CPS:

          Cosatal Physician Services, Inc.
3708 Mayfair Street
Durham, North Carolina 27707

          If to CPS:

          Coastal Physician Group, Inc.
2828 Croasdaile Drive
Durham, North Carolina 27705

          If to PPI or Ball:

          2911 Trutle Creek Blvd., Suite 300
Dallas, Texas 75219

     8.5. The waiver by any party of any breach of a provision of this Agreement and Release shall not operate or become construed as a waiver of any subsequent breach by the parties.

     8.6. This Agreement and Release supersedes any and all other understandings and agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof and constitutes the sole and only agreement between the parties with respect to said subject matter. Each party to this Agreement and Release acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party or by anyone acting on the behalf of any party, which are not embodied herein, and that no agreement, statement or promise not contained in this Agreement and Release shall be valid or binding or in any way have any force or effect on the parties.
No change or modification of this Agreement and Release shall be valid or binding upon the parties hereto unless such change or modification is in writing and signed by the parties hereto.

     8.7. In the event that any one or more of the provisions contained in this Agreement and Release shall be held by a court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect for any reason,
(a) the invalid, illegal, or unenforceable provision shall be construed in a manner matching as nearly as possible the parties' intent with respect to that provision as evidenced by that language of that provision, (b) that the invalidity, illegality or unenforceability shall not affect any other provisions hereof, and (c) that this Agreement and Release shall be construed as if that invalid, illegal or unenforceable provision had never been contained herein.

     8.8. Any disputes arising from or related to this Agreement and Release shall be resolved in an arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association before a single arbitrator. All hearings and other proceedings in the course of, or related to, the arbitration or the arbitrability of any dispute shall occur in Durham, North Carolina. PPI and Ball agree to venue and personal jurisdiction in Durham, North Carolina. North Carolina law shall apply to and govern this Agreement and Release.

     8.9. The parties do not intend by this Agreement to create in any other person or entity any right of any kind.

          Executed in counterparts and effective on the Termination Effective Date.



COASTAL PHYSICIAN SERVICES, INC.   COASTAL PHYSICIAN GROUP, INC.

By:  /S/ KIRK R. DOOLITTLE         By:  /S/ TIMOTHY W. TROST

Name: Kirk R. Doolittle            Name: Timothy W. Trost

Title: Chief Operations Officer    Title: EVP & CFO



PERFORMANCE PARTNERS, INC.         JOHN G. BALL

By:  /S/ JOHN G. BALL              By:  /S/ JOHN G. BALL

Name: John G. Ball

Title: President

                           SCHEDULE A

STATE OF NORTH CAROLINA

COUNTY OF DURHAM

                INDEPENDENT CONTRACTOR AGREEMENT

                 THIS INDEPENDENT CONTRACTOR AGREEMENT (the "Agreement") is made and entered into effective the 2nd day of December, 1996, by and between COASTAL PHYSICIAN SERVICES, INC., a North Carolina corporation ("CPS"), PERFORMANCE PARTNERS, INC., a Texas corporation ("PPI"), and JOHN G. BALL ("Ball").

                       W I T N E S S E T H

                WHEREAS, CPS is a wholly-owned subsidiary of Coastal Physician Group, Inc. ("Coastal");

                WHEREAS, CPS owns and operates a business which arranges and contracts to provide physician coverage for medical services for hospital emergency rooms and other health care facilities;

                 WHEREAS,   Ball  is  the  President   and   sole
shareholder of PPI, a corporation which provides consulting and management services;

                WHEREAS, CPS, Ball and PPI have entered into an independent contractor agreement dated May 20, 1996 (the "May
1996 Agreement"); and

               WHEREAS, CPS, Ball and PPI now desire to terminate the May 1996 Agreement, and CPS desires to engage the services of Ball as an independent contractor to serve as President and Chief Executive Officer of CPS on the terms and conditions set forth below.

                NOW THEREFORE for and in consideration of the mutual promises, covenants, obligations and rights hereinafter specified, CPS, Ball and PPI mutually agree as follows:

                1. TERMINATION OF MAY 1996 AGREEMENT. The May 1996 Agreement is hereby terminated effective December 2, 1996. CPS agrees to pay PPI, upon the execution of this Agreement, the severance payment of $13,750.00 called for in Section 5.b(i) of the May 1996 Agreement.

                2. SERVICE. Ball agrees to serve as full-time President and Chief Executive Officer of CPS, and to perform such duties and services usually vested in such office, subject to the direction and control of the Chief Executive Officer (the "CEO") of Coastal or his designee. In rendering such services, Ball shall report directly to the CEO.

                3. PPI. CPS recognizes and acknowledges that Ball is an employee of PPI. Accordingly, CPS shall make all payments of compensation for the services rendered under this Agreement directly to PPI. PPI consents and agrees that Ball shall provide such services as an independent contractor to CPS and agrees to cause Ball to provide the services as described in this Agreement.

               4.   COMPENSATION.  For Ball's services, PPI shall
be   entitled   to  receive  the  following  (collectively,   the
"Compensation"):

                     a.    CPS  will  pay an PPI a  base  fee  of
     $300,000.00 per annum, prorated weekly during the Term  (the
     "Fee") and payable in equal weekly payments of $5,769.23;

                     b.   If PPI and Ball are still engaged under
     the terms of this Agreement on July 1, 1997, PPI will receive a retention bonus of $50,000.00 (the "Retention
     Bonus");

                     c.    Stock Appreciation Rights.  PPI  shall
     also receive Stock Appreciation Rights (SAR's) in the amount and form as described in EXHIBIT A, attached hereto and made a part hereof.

                      d.     CPS  will  reimburse  PPI,  at   the
     discretion  of  the  CEO,  for all reasonable  out-of-pocket
     expenses   of  Ball  incurred  in  performing  his   duties,
     including travel to and from his office at PPI in Dallas, living expenses of Ball in Durham during the Term and travel expenses related to performing contractual duties. Such reimbursement will be due within one week of presentation to CPS by PPI of a request for reimbursement with appropriate receipts consistent with Internal Revenue Service requirements.

                5. TERM. The Term of this Agreement shall be for one (1) year, commencing on the 2nd day of December, 1996 and ending on the 1st day of December, 1997; subject to the following provisions (the "Term"):

           a. Any party may terminate this Agreement, for any reason, upon ninety (90) days written notice to the other parties, if such notice is given prior to July 1, 1997. If notice of termination is given on or after July 1, 1997, then any party may terminate this Agreement upon thirty (30) days written notice to the other parties. If this Agreement is terminated by CPS pursuant to the provisions of this
     Section 5.a prior to July 1, 1997, then the Retention Bonus will be deemed earned by and payable to PPI and the SAR's granted under Section 4.c will vest immediately upon the date of termination.

           b. In the event that Ball dies or becomes disabled (such that the CEO has determined Ball cannot or will be unable to perform his duties under this Agreement for a period of four consecutive weeks, with or without accommodation) during the Term of this Agreement; (i) this Agreement shall terminate as of the date of death or disability; (ii) CPS shall pay to PPI the Fee prorated through the fourth week following the date of death or disability, as an earned Fee; and (iii) the parties shall have no further obligation to each other except to the extent of matters subject to the indemnification clauses of this Agreement.

           c. The CEO may terminate this Agreement prior to the expiration of its Term for just cause. "Just cause" is defined as material and credible evidence of criminal or fraudulent acts, moral turpitude, gross neglect, failure to follow the reasonable directives of the CEO. For just cause,  the  Agreement can be terminated within  twenty-four
     (24) hours, and in such event (i) the Fee Payment under subsection 4.a. shall cease as of the date of termination;
     (ii) PPI shall be entitled to receive and retain all Fees prorated through termination, as an earned Fee; and (iii) if such termination occurs prior to July 1, 1997, PPI and Ball shall forfeit any interest in the Retention Bonus, and any SAR's not yet vested shall be forfeited.

           d. All Compensation is payable or deliverable to PPI at its offices in Dallas, Texas on the day of the month or occurrence of the event giving rise to CPS' obligation for such Compensation. Time is of the essence with respect to Compensation. If it becomes necessary for PPI to retain an attorney to collect Compensation, CPS shall pay all reasonable attorney's fees and court costs incurred by PPI or Ball.

                6. WORKING FACILITIES. CPS shall furnish Ball with office space, materials and support services reasonably necessary to perform his duties under this Agreement in a manner consistent with provision of office space, materials and support services to senior executives of CPS.

                7. INDEPENDENT CONTRACTOR. The parties agree that Ball shall perform his duties and services as an independent contractor. Ball and/or PPI shall be responsible for payment of all taxes, including without limitation, self-employed taxes, on any and all Compensation and reimbursements Ball or PPI receives as a result of this Agreement. Ball and PPI agree to indemnify and hold harmless CPS, Coastal, any affiliate of Coastal and any officers, employees, agents, directors, successors or assigns of CPS, Coastal or any affiliate of Coastal from any liability due to failure to pay any federal or state taxes. Further it is agreed and understood that Ball is not covered by any of the fringe benefit programs (including medical coverage) of CPS or Coastal, nor is he covered by workers' compensation inasmuch as he is not an employee of CPS.

8.   COVENANT NOT TO COMPETE.

          a. NONCOMPETITION. During the Term of this Agreement and for a period of one (1) year thereafter, irrespective of the time, manner or cause of termination thereof, neither Ball nor PPI shall directly or indirectly, as employer, independent contractor, owner, stockholder of greater than 5% of any public company or 35% of any private company, agent, employee, or otherwise enter into or in any manner participate in any business or other endeavor which would be in direct competition with CPS or in any business in which CPS has engaged during the period of the independent contractor relationship within the territory consisting of the states within which CPS provides services during the Term of this Agreement without the prior written permission of Coastal.

           b. RESPECT FOR ECONOMIC RELATIONSHIPS. Neither PPI nor Ball shall, during the Term of this Agreement and for a period of one (1) year thereafter, irrespective of the time, manner or cause of termination thereof, in any fashion, form, or manner, either directly or indirectly, solicit, interfere with, or endeavor to entice away from CPS or Coastal any customer, person, firm, account, employee, independent contractor or corporation regularly dealing with CPS or Coastal or interfere with or entice away any other independent contractor or employee of CPS or Coastal without the prior written permission of Coastal. This section shall not apply to the following: William Snyder, Richard Rosenkrantz, and Timothy Hassenger.

           c. CONFIDENTIALITY. PPI and Ball acknowledge and agree that the information they may to acquire at CPS as a result of their engagement is proprietary and confidential. Neither PPI nor Ball shall, during the Term of this Agreement, and for a period of one (1) year thereafter, irrespective of the time, manner, or cause of the independent contractor relationship termination, in any fashion, form or manner, either directly or indirectly, disclose or divulge any such confidential or proprietary information concerning the business, strategies or methods used by CPS or Coastal and acquired by PPI or Ball during the Term of this independent contractor relationship with the Corporation without the prior written permission of Coastal, unless responding to the subpoena or order of a court or governmental agency or body. At no time, either during or after the Term of this Agreement, shall PPI or Ball discuss any aspects of their involvement with CPS or any information relating to CPS with Dennis Simon, Price Waterhouse, or any representative thereof.

           d. VALIDITY OF COVENANTS. PPI and Ball agree that the covenants contained in this Section are reasonably necessary to protect the legitimate interests of CPS and Coastal and are reasonable with respect to time and territory, and do not interfere with the interests of the public. PPI and Ball further agree that the description of the covenants contained in this Section is sufficiently accurate and definite to inform them of the scope of the covenants. The terms and conditions of this Section shall survive the expiration and termination of this Agreement.

           e. SPECIFIC PERFORMANCE. PPI and Ball agree that a breach or violation of any of the covenants under this Section will result in immediate and irreparable harm to CPS and Coastal in an amount which will be impossible to ascertain at the time of the breach or violation and that the award of monetary damages will not be adequate relief to CPS and Coastal. Therefore, the failure on the part of PPI or Ball to perform all of the covenants established by this Section shall give rise to a right to CPS or Coastal to obtain enforcement of this Section in a court of equity by a decree or specific performance or any other injunctive relief deemed necessary. This remedy, however, shall be cumulative and in addition to any other remedy CPS or Coastal may have against PPI and Ball.

                9. INDEMNIFICATION. Ball is providing services as an officer of CPS. CPS agrees to hold harmless and indemnify Ball and PPI from and against any claims, losses or damages asserted by third parties against Ball or PPI as a result of services rendered by Ball or PPI within the scope of this Agreement to the same extent any other officer of CPS and Coastal would be entitled to or has received any indemnification by CPS and Coastal for acts and omissions committed during the Term of this Agreement. CPS and Coastal will maintain directors' and officers' liability insurance coverage on Ball during the Term of this Agreement in the same manner as all other officers and directors of CPS and Coastal are insured during the Term.

                10. EXPENSES OF LEGAL ACTION. Should PPI, its' employees, agents, officers, and/or directors, be compelled to, become party to, or be asked to assist in any legal action arising out of their engagement under this Agreement, CPS shall compensate PPI for the time spent by its employees, agents, officers and directors in connection with depositions, preparation of materials, court testimony, settlement negotiations, preparation for testimony and other such time related to the legal action at a billing rate of $200.00 per hour (except for Ball's time during the Term of this Agreement). There shall be no limitation as to the number of hours within any week that PPI may bill for these activities. CPS shall provide such funds and pay such invoices for counsel in the representation of PPI, it's employees, agents, officers and directors in such legal action. Counsel for PPI shall be selected solely by PPI. PPI shall review the invoices of counsel for correctness. Coastal shall pay such invoices submitted by PPI upon receipt of same.

                 11. PROHIBITION AGAINST ASSIGNMENT. This Agreement is for the personal services of Ball, and Ball and PPI agree that this Agreement and the obligations of Ball hereunder may not be assigned, delegated or performed by any party other than Ball without the express written consent of the CEO, which consent may be withheld in the sole discretion of the CEO. CPS and Coastal can assign their rights and duties hereunder without the consent of Ball and PPI.

                12. PROPERTY OF CPS. Ball and PPI agree that upon termination of this independent contractor relationship, Ball and PPI will surrender to CPS all lists, books, records and similar items, and all copies thereof in their possession which contain confidential information regarding the business of CPS or
Coastal, and will also turn over to CPS all of the property of CPS or Coastal which has come into their possession while an independent contractor of CPS.

                13. NOTICES. Any and all notices, designations, consents, offers, acceptances or any other communications provided for herein shall be given in writing by registered or certified mail, return receipt requested, or by recognized overnight service, which shall be addressed in to the following addresses, or such other address as the parties may designate by notice given in accordance with this Section:

                    If to CPS:

                        Coastal    Physician    Services,    Inc.
3708                        Mayfair                        Street
Durham, North Carolina  27707

                    If to Coastal:

                        Coastal     Physician     Group,     Inc.
2828                       Croasdaile                       Drive
Durham, North Carolina  27705

                    If to PPI or Ball:

                      2911   Turtle   Creek  Blvd.,   Suite   300
Dallas, Texas  75219

               14. WAIVER OF BREACH. The waiver by any party of any breach of a provision of this Agreement shall not operate or become construed as a waiver of any subsequent breach by the parties.

                15. ENTIRE AGREEMENT. This Agreement supersedes any and all other understandings and agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof and constitutes the sole and only agreement between the parties with respect to said subject matter. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party or by anyone acting on the behalf of any party, which are not embodied herein, and that no agreement, statement or promise not contained in this Agreement shall be valid or binding or in any way have any force or effect on the parties. No change or modification of this Agreement shall be valid or binding upon the parties hereto unless such change or modification is in writing and signed by the parties hereto.

                16.  SEVERABILITY.  In the event that any one  or
more of the provisions contained in this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect for any reason, that invalidity, illegality or unenforceability shall not affect any other provisions hereof and this Agreement shall be construed as if that invalid, illegal or unenforceable provision had never been contained herein.

                17. DISPUTES. Any disputes arising from or related to this Agreement shall be resolved in a court of competent jurisdiction in the State of North Carolina, and PPI and Ball agree to venue and personal jurisdiction in such court. North Carolina law shall apply to and govern this Agreement.

                IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



CPS:

COASTAL PHYSICIAN SERVICES, INC.



By:  _________________________________

     ___________ President

ATTEST:

______________________________

________ Secretary



[CORPORATE SEAL]



PPI:

PERFORMANCE PARTNERS, INC.

By:  ______________________________

     President

ATTEST:

______________________________

Secretary

[CORPORATE SEAL]

CONTRACTOR:

__________________________________ (SEAL)

John G. Ball

                            EXHIBIT A

                   STOCK APPRECIATION RIGHTS.

          Unless forfeited under the termination provisions of this Agreement, CPS shall pay PPI an amount determined in accordance with the following provisions:

                1. PURPOSE. Subject to the terms hereof, PPI shall have the right to receive an amount equal to any appreciation occurring from and after the Initial Date (hereafter defined) in $50,000 worth of shares of Coastal's common stock (the number of corresponding shares to be determined by the closing price of such stock on the New York Stock Exchange on the Initial Date), and these provisions shall be interpreted with a view to accomplishing such purpose. Such right with regard to each share is referred to herein as a "Stock Appreciation Right" or "SAR".

                2. VESTING. So long as the engagement of PPI has not terminated under Section 4(b) or 4(c) of this Agreement, SAR's shall vest as follows:



             DATE                        AMOUNT OF SAR'S
                                             VESTING

            1/2/97                           $10,000

            2/2/97                           $10,000

            3/2/97                           $10,000

            4/2/97                           $10,000

            5/2/97                           $10,000

             TOTAL                           $50,000

                3. DEFINITIONS. Terms used herein shall have the following meanings: (a) the term "Initial Price" shall mean the price per share for Coastal's common shares at the close of business of the New York Stock Exchange (as reflected on the New York Stock Exchange Composite Tape) on December 2, 1996 (the "Initial Date"); (b) the term "Sales Price" shall mean either:
(i) if there is a public market for such shares on the Sales Date, the average price per share for Coastal's common shares at the close of business of the New York Stock Exchange (as reflected on the New York Stock Exchange Composite Tape, or if those shares are not traded at that time on the New York Stock Exchange, the comparable standard for the trading market on which those shares are then traded) on the ten trading days next preceding the date (the "Sales Date") on which delivery of notice of exercise of the rights granted hereunder occurs; or (ii) if there is no public market for such shares on the Sales Date, the fair market value per share for Coastal's common shares at the close of business on the Sales Date, determined by agreement of Coastal and PPI or, in the absence of agreement, by an independent professional appraisal firm. The appraisal firm shall be selected by agreement of the parties or, in the absence of such agreement, by an arbitrator appointed by the American Arbitration Association, by and through its offices in Atlanta, Georgia or Durham, North Carolina. Coastal shall pay all costs and expenses arising out of or relating to determination of the Sales Price, including without limitation all of Coastal's and PPI's arbitration fees, costs, and expenses, and all appraisal fees, and all attorneys' fees and expenses that PPI may incur in connection with selection of an appraisal firm and determination of fair market value as herein set forth.

                4. EXERCISE. PPI shall have the right to exercise the SAR's granted hereunder which have vested at any time and from time to time during the two-year period beginning on July 1, 1997 and ending at 12:00 p.m. Eastern Standard Time on June 30, 1999. Such rights may be exercised by delivering written notice thereof (which notice shall specify the number of shares with respect to which such rights are being exercised) by facsimile (919-383-0247) to Coastal's CEO or its general counsel with copies thereof being mailed promptly thereafter by certified mail addressed to Coastal, P. O. Box 15309, Durham, North Carolina 27704, to the attention of such officer or officers and with copies thereof also being given promptly to Coastal in the manner prescribed for notices in Section 13 of this Agreement.

                5. AMOUNT. The amount payable to PPI hereunder shall be determined in accordance with the following provisions:
(a) The Initial Price shall be subtracted from the Sales Price to determine the per share appreciation which has occurred; (b) the per share appreciation shall then be multiplied by the number of shares with respect to which PPI has exercised his rights hereunder; and (c) the resulting sum shall be the amount payable to PPI hereunder. Such amount shall be paid to PPI on the SAR Due Date (as defined herein), provided, that if the Sales Price is determined by agreement or appraisal, such amount shall be paid within three days after conclusion of such agreement or appraisal, together with interest (the rate of which shall be the applicable federal rate established pursuant to Section 7872 of the Internal Revenue Code of 1986, as amended) on the amount thus determined, payable for the period beginning on the SAR Due Date and ending on the date of payment. The "SAR Due Date" shall mean, with regard to each exercise of SAR rights hereunder, such date which is the later of July 1, 1997 or three (3) days after receipt of notice exercising such rights. To the extent not exercised, such rights shall remain in full force and effect, and upon subsequent exercise by PPI as hereinabove provided, the amount payable to PPI shall again be determined in accordance with the foregoing provisions.

                 6. ADJUSTMENT. In the event Coastal's outstanding common shares shall be subdivided (split) or combined (reverse split), by reclassification or otherwise, or in the event of any special dividend payable on such shares in shares of Coastal's stock, the Initial Price and the number of shares with respect to which the rights granted hereunder exist shall be proportionately adjusted to accomplish the purposes hereof.

                7. REORGANIZATIONS. If at any time during the three year term hereof there shall be a capital reorganization of Coastal's common shares, then as part of such reorganization, lawful provision shall be made so that PPI's rights hereunder shall be protected in a manner which will accomplish the purposes hereof.

                8. MERGER, BUSINESS COMBINATION. If a merger, consolidation, share exchange or business combination occurs which results in Coastal's common shares being acquired by another entity or entities (whether for cash, securities, or other consideration), or if substantially all of Coastal's assets and properties are sold to another entity or entities, the following provisions shall be controlling of purposes hereof:
(a) PPI shall be deemed to have exercised its remaining rights on the closing date of such transaction; (b) the amount payable to PPI shall be determined and paid within three days after such closing date; and (c) PPI shall not thereafter have any further right to receive payments based upon appreciation in Coastal's common shares.

     9. INFORMATION. Upon the occurrence of each adjustment or readjustment pursuant to the provisions contained herein, Coastal at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish PPI with information setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

                           SCHEDULE B

                          AMENDMENT TO

                INDEPENDENT CONTRACTOR AGREEMENT

               THIS AMENDMENT TO INDEPENDENT CONTRACTOR AGREEMENT (the "Amendment) is made and entered into effective the ___ day of February, 1997, by and between COASTAL PHYSICIAN SERVICES, INC., a North Carolina corporation ("CPS"), PERFORMANCE PARTNERS, INC., a Texas corporation, and JOHN G. BALL ("Ball").

          W I T N E S S E T H

     WHEREAS, CPS, PPI and Ball have previously entered into an independent contractor agreement dated December 2, 1996 (the
"Agreement"); and

     WHEREAS, the CPS, PPI and Ball now wish to amend the Agreement to provide for new termination provisions.

     NOW, THEREFORE, in consideration of the terms and conditions set forth in this Amendment, the parties hereby agree that the Agreement is hereby modified as follows:

     1.   Section 1 of the Agreement ("Termination of May 1996
Agreement") is amended to refer to section 4.b of the May 1996
Agreement, rather than Section 5.b(i).

     2. Section 5 is deleted and replaced in its entirety as follows:

     Section 5. TERM. The Term of this Agreement shall be for one (1) year, commencing on the 2nd day of December, 1996 and ending on the 1st day of December, 1997; subject to the following provisions (the "Term"):

                a. Any party may terminate this Agreement, for any reason, upon thirty (30) days written notice to the other parties. If this Agreement is terminated by CPS pursuant to the provisions of this Section 5.a prior to July 1, 1997, then the Retention Bonus will be deemed earned by and payable to PPI and the SAR's granted under Section 4.c will vest immediately upon the date of termination.

                b.    If this Agreement is terminated as a result
     of   an   acquisition,  merger,  buyout  or  other  business
     combination
     between CPS and a party prior to July 1, 1997, then the Retention Bonus shall be deemed earned and payable to PPI and the SAR's granted under Section 4.c shall vest immediately upon the date of termination.

                c.   In the event the President/CEO of Coastal is
     replaced by an individual not deemed acceptable to the bank group that holds the bank debt of Coastal, or if the duties and responsibilities of the President/CEO of Coastal are substantially changed or modified, PPI may, in its sole discretion, terminate this Agreement immediately. Further, any and all fees and expenses unpaid through the date of termination shall be paid upon the receipt of a final invoice. Further, if this occurs prior to July 1, 1997, then the Retention Bonus shall be deemed earned and payable to PPI and the SAR's granted under Section 4.c shall vest immediately upon the date of termination.

                d. In the event that Ball dies or becomes disabled (such that the CEO has determined Ball cannot or will be unable to perform his duties under this Agreement for a period of four consecutive weeks, with or without accommodation) during the Term of this Agreement; (i) this Agreement shall terminate as of the date of death or disability; (ii) CPS shall pay to PPI the Fee prorated through the fourth week following the date of death or disability, as an earned Fee; and (iii) the parties shall have no further obligation to each other except to the extent of matters subject to the indemnification clauses of this Agreement.

               e. The CEO may terminate this Agreement prior to the expiration of its Term for just cause. "Just cause" is defined as material and credible evidence of criminal or fraudulent acts, moral turpitude, gross neglect, failure to follow the reasonable directives of the CEO. For just cause,  the  Agreement can be terminated within  twenty-four
     (24) hours, and in such event (i) the Fee Payment under subsection 4.a. shall cease as of the date of termination;
     (ii) PPI shall be entitled to receive and retain all Fees prorated through termination, as an earned Fee; and (iii) if such termination occurs prior to July 1, 1997, PPI and Ball shall forfeit any interest in the Retention Bonus, and any SAR's not yet vested shall be forfeited.

               f. All Compensation is payable or deliverable to PPI at its offices in Dallas, Texas on the day of the month or occurrence of the event giving rise to CPS' obligation for such Compensation. Time is of the essence with respect to Compensation. If it becomes necessary for PPI to retain an attorney to collect Compensation, CPS shall pay all reasonable attorney's fees and court costs incurred by PPI or Ball.

                IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

CPS:

COASTAL PHYSICIAN SERVICES, INC.

By:  _________________________________

     President

ATTEST:

______________________________

Secretary

[CORPORATE SEAL]

PPI:

PERFORMANCE PARTNERS, INC.

By:  _________________________________

     President

ATTEST:

______________________________

Secretary

[CORPORATE SEAL]

CONTRACTOR:

__________________________________ (SEAL)

John G. Ball